Duolingo Reports Fourth Quarter and Full Year 2025 Results
Announces Authorization of $400 Million Share Repurchase Program

Pittsburgh, PA – February 26, 2026 – Duolingo, Inc. (NASDAQ: DUOL) announced results for the fourth quarter and full year ended December 31, 2025 in a shareholder letter that is posted on its Investor Relations website at investors.duolingo.com.

“We closed 2025 with strong momentum, surpassing 50 million daily active users and generating more than $1 billion in bookings for the first time,” said Luis von Ahn, Co-Founder and CEO of Duolingo.

“At the same time, advances in AI are fundamentally reshaping how people learn, and we believe this is a pivotal moment for our company. In 2026, we are deliberately prioritizing user growth and teaching better. We’ll focus on improving the free learner experience to grow word of mouth and feed our next user growth engines like chess, math and music, even though that moderates near-term financial growth. We believe this strategy positions Duolingo to reach 100 million daily active users in the medium-term and build a significantly larger, more durable business in the long-term.”

Share Repurchase Authorization
Duolingo’s Board of Directors has authorized a share repurchase program of up to $400 million. The program reflects the Company’s commitment to capital allocation, including returning capital to stockholders and managing dilution, while maintaining flexibility to invest in long-term growth. Repurchases under the program may be made from time to time in the open market, through privately negotiated transactions or otherwise. The actual timing, number and value of shares repurchased is subject to various factors such as market conditions, the Company’s capital and liquidity positions, contractual requirements and other considerations. The timing and amount of any repurchases will be determined at the Company’s discretion, and the program does not obligate the Company to acquire any particular amount of shares. The program has no expiration date and may be terminated, modified or discontinued at any time.

Video Webcast
Duolingo will host a live video webcast to discuss its quarterly results today, February 26, 2026 at 5:30 p.m. ET. Luis von Ahn, our Founder and CEO, and Gillian Munson, our Chief Financial Officer, will answer questions from sell side analysts. This webcast and related materials will be publicly available and can be accessed at investors.duolingo.com. A replay will be available on the Investor Relations section of our website two hours following completion of the webcast and will remain available for a period of one year.

About Duolingo
Duolingo is the leading mobile learning platform globally. Its flagship app has organically become the world's most popular way to learn languages and the top-grossing app in the Education category on both Google Play and the Apple App Store. With technology at the core of everything it does, Duolingo has consistently invested to provide learners a fun, engaging, and effective learning experience while remaining committed to its mission to develop the best education in the world and make it universally available.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release, including without limitation, statements regarding our business model and strategic priorities for growth, product enhancement, and monetization, including the expected benefits and efficacy of new products and product innovation for user growth and retention, our share repurchase program, our use of AI features, and our financial outlook and guidance, are forward-looking statements. Without limiting the generality of the foregoing, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are neither promises nor guarantees, but involve a number of known and unknown risks, uncertainties and assumptions that may cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to: our ability to retain and grow our users and sustain their engagement with our products; competition in the online language learning industry; our limited operating history; our ability to maintain or increase profitability; our ability to manage our growth and operate at such scale; the success of our investments; our reliance on third-party platforms to store and distribute our products and collect revenue; our reliance on third-party hosting and cloud computing providers; our ability to compete for advertisements; acceptance by educational organizations of technology-based education; our ability to access, collect, use, and otherwise process Personal Data about our users and payers, and to comply with applicable data privacy laws; our ability to successfully develop, implement and use of artificial intelligence and machine learning technologies; our ability adequately obtain, protect and maintain our intellectual property rights; and the other important factors more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as any such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (“SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at investors.duolingo.com. All forward-looking statements speak only as of the date of this letter. While we may elect to update such forward-looking statements at some point in the future, unless required by applicable law, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contacts

Investor Relations:
Deborah Belevan, VP of Investor Relations
IR@duolingo.com

Press:
Monica Earle, Director of Public Relations
press@duolingo.com
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